NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 5, 2012

THIRD QUARTER 2012 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 5, 2012 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and nine months ended September 30, 2012. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues	$85,013	$66,626	$244,856	$188,729

Net earnings available to common stockholders	$33,253	$20,936	$85,588	$59,666
Net earnings per common share	$0.30	$0.24	$0.79	$0.69

FFO available to common stockholders	$57,044	$34,623	$142,595	$98,196
FFO per common share	$0.52	$0.39	$1.32	$1.15

Recurring FFO available to common stockholders	$47,409	$35,238	$138,578	$99,207
Recurring FFO per common share	$0.43	$0.40	$1.28	$1.16

AFFO available to common stockholders	$51,365	$37,972	$146,582	$108,086
AFFO per common share	$0.47	$0.43	$1.36	$1.27

•	Portfolio occupancy was 97.9% at September 30, 2012, as compared to 97.4% at December 31, 2011, and 97.2% at September 30, 2011

Investments and Dispositions for the quarter ended September 30, 2012:

•	Investments:

◦	$139.6 million in the Property Portfolio, including acquiring 30 properties with an aggregate 575,000 square feet of gross leasable area

•	Dispositions:

◦	8 properties with net proceeds of $20.3 million

Investments and Dispositions for the nine months ended September 30, 2012:

•	Investments:

◦	$452.6 million in the Property Portfolio, including acquiring 124 properties with an aggregate 2,048,000 square feet of gross leasable area

•	Dispositions:

◦	18 properties with net proceeds of $32.1 million

Capital transactions for the quarter ended September 30, 2012:

•	Issued 1,969,203 common shares generating $58.0 million of net proceeds

•	Issued $325.0 million principal amount of 3.80% senior unsecured notes due 2022 generating net proceeds of $317.1 million received on August 14, 2012

•	Repayment of $18.2 million of maturing 6.90% mortgage

•
From October 1, 2012 through November 2, 2012, approximately $100.6 million principal amount of the 3.95% convertible senior notes due 2026 had been surrendered for conversion, leaving approximately $38.1 million principal amount of the 3.95% notes outstanding

National Retail Properties announced an increase in 2012 FFO guidance from a range of $1.67 to $1.72 to a range of $1.71 to $1.73 per share excluding first quarter's $3.1 million preferred stock redemption charge, third quarter's $7.7 million income tax benefit and $2.0 million of non-recurring joint venture income and excluding any impairment charges. 2012 AFFO is estimated to be $1.81 to $1.83 per share. The change in guidance is primarily related to an increase in projected volume and timing of property acquisitions and recent capital markets activity. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate, impairment charges and other items noted above of $1.03 to $1.05 per share plus $0.68 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The Company also announced 2013 FFO guidance of $1.77 to $1.81 per share and estimated 2013 AFFO to be $1.86 to $1.90 per share. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate and impairment charges of $1.07 to $1.11 per share plus $0.70 per share of expected real estate related depreciation and amortization. The guidance is based on current plans, assumptions, and estimates and is subject to the risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.
National Retail Properties, Inc. also announced that its 15% owned joint venture NNN Retail Properties Fund I, LLC sold all 21 convenience stores owned by the joint venture in the third quarter of 2012 for approximately $87.5 million. The investors’ $33.3 million total equity investment produced approximately $61.6 million of total cash distributions from operations and net sale proceeds since the joint venture was formed in September 2007.
Craig Macnab, Chief Executive Officer, commented: “As evidenced by our acquisition volume thus far this year, our team continues to identify attractive investment opportunities which enable us to deploy capital at initial yields well in excess of our cost of capital and drive very accretive results. These property acquisitions also further diversify our net lease retail portfolio. We are pleased with 2012’s projected 9.6% increase in FFO per share results and the opportunity to continue the growth into 2013.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2012, the company owned 1,530 properties in 47 states with a gross leasable area of approximately 18.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 5, 2012, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates.

Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter ended September 30, 2012. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Income Statement Summary

Revenues:
Rental and earned income	$81,261	$63,026	$232,843	$178,011
Real estate expense reimbursement from tenants	2,647	2,437	7,967	6,859
Interest and other income from real estate transactions	512	381	1,982	1,534
Interest income on commercial mortgage residual interests	593	782	2,064	2,325
	85,013	66,626	244,856	188,729

Retail operations:
Revenues	—	12,402	19,008	33,702
Operating expenses	—	(11,563)	(18,543)	(32,175)
Net	—	839	465	1,527

Operating expenses:
General and administrative	8,652	7,036	23,278	20,261
Real estate	3,878	4,434	12,437	11,983
Depreciation and amortization	17,465	14,777	54,253	41,707
Impairment – commercial mortgage residual interests valuation	—	—	2,718	396
Impairment losses and other charges	7,261	—	7,296	—
	37,256	26,247	99,982	74,347

Other expenses (revenues):
Interest and other income	(1,194)	(457)	(1,913)	(1,083)
Interest expense	22,866	20,086	61,905	55,260
	21,672	19,629	59,992	54,177

Income tax benefit (expense)	7,426	(68)	7,190	(258)
Equity in earnings of unconsolidated affiliate	3,769	109	4,074	321

Earnings from continuing operations	37,280	21,630	96,611	61,795

Earnings from discontinued operations	710	978	4,679	2,936

Earnings including noncontrolling interests	37,990	22,608	101,290	64,731

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	32	20	87	113
Discontinued operations	(7)	4	(24)	(89)
	25	24	63	24

Net earnings attributable to NNN	38,015	22,632	101,353	64,755
Series C preferred stock dividends	—	(1,696)	(1,979)	(5,089)
Series D preferred stock dividends	(4,762)	—	(10,688)	—
Excess of redemption value over carrying value of preferred shares redeemed	—	—	(3,098)	—
Net earnings available to common stockholders	$33,253	$20,936	$85,588	$59,666

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Weighted average common shares outstanding:
Basic	107,488	87,109	106,140	84,897
Diluted	110,340	87,788	108,092	85,439

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.30	$0.23	$0.76	$0.67
Discontinued operations	0.01	0.01	0.04	0.03
Net earnings	$0.31	$0.24	$0.80	$0.70

Diluted:
Continuing operations	$0.29	$0.23	$0.75	$0.66
Discontinued operations	0.01	0.01	0.04	0.03
Net earnings	$0.30	$0.24	$0.79	$0.69

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$33,253	$20,936	$85,588	$59,666
Real estate depreciation and amortization:
Continuing operations	19,086	13,426	54,186	37,792
Discontinued operations	54	225	453	699
Joint venture real estate depreciation	23	44	112	133
Joint venture gain on disposition of real estate	(2,341)	—	(2,341)	—
Gain on disposition of real estate	(1,694)	(8)	(4,446)	(94)
Impairment losses - real estate	8,663	—	9,043	—
Total FFO adjustments	23,791	13,687	57,007	38,530
FFO available to common stockholders	$57,044	$34,623	$142,595	$98,196

FFO per share:
Basic	$0.53	$0.40	$1.34	$1.16
Diluted	$0.52	$0.39	$1.32	$1.15

Recurring Funds from Operations Reconciliation:
Net earnings available to common shareholders	$33,253	$20,936	$85,588	$59,666
Total FFO Adjustments	23,791	13,687	57,007	38,530
FFO available to common shareholders	57,044	34,623	142,595	98,196

Excess of redemption value over carrying value of preferred share redemption	—	—	3,098	—
Impairment losses and other charges, net of recoveries	—	615	2,520	1,011
Income tax benefit	(7,671)	—	(7,671)	—
Joint venture disposition fee and promote income	(1,964)	—	(1,964)	—
Total Recurring FFO adjustments	(9,635)	615	(4,017)	1,011
Recurring FFO available to common shareholders	$47,409	$35,238	$138,578	$99,207

Recurring FFO per share:
Basic	$0.44	$0.40	$1.31	$1.17
Diluted	$0.43	$0.40	$1.28	$1.16

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common shareholders	$33,253	$20,936	$85,588	$59,666
Total FFO Adjustments	23,791	13,687	57,007	38,530
Total Recurring FFO adjustments	(9,635)	615	(4,017)	1,011
Recurring FFO available to common stockholders	47,409	35,238	138,578	99,207

Straight line accrued rent	(528)	(105)	(1,058)	(55)
Net capital lease rent adjustment	414	389	1,222	1,191
Below market rent amortization	(628)	(278)	(1,865)	(491)
Stock based compensation expense	1,988	1,428	5,756	4,269
Capitalized interest expense	(336)	(278)	(1,204)	(846)
Convertible debt interest expense	1,082	1,578	3,189	4,811
Joint venture disposition fee and promote income	1,964	—	1,964	—
Total AFFO adjustments	3,956	2,734	8,004	8,879
AFFO available to common stockholders	$51,365	$37,972	$146,582	$108,086

AFFO per share:
Basic	$0.48	$0.44	$1.38	$1.27
Diluted	$0.47	$0.43	$1.36	$1.27

Other Information:
Percentage rent	$242	$230	$572	$476
Amortization of debt costs	$850	$1,310	$2,506	$3,790
Scheduled debt principal amortization (excluding maturities)	$252	$274	$931	$815
Non-real estate depreciation expense	$40	$46	$80	$141

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations:  NNN classified the revenues and expenses related to properties which were sold or were held for sale as of September 30, 2012 and generated revenue, as discontinued operations. The following is a summary of the earnings from discontinued operations.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues:
Rental and earned income	$1,011	$2,182	$4,078	$5,606
Interest and other income from real estate transactions	138	144	417	514
	1,149	2,326	4,495	6,120

Expenses:
General and administrative	3	4	11	11
Real estate	269	283	785	929
Depreciation and amortization	78	248	525	766
Impairment losses - real estate	1,402	431	1,747	431
Interest	356	345	1,072	1,025
	2,108	1,311	4,140	3,162

Gain on disposition of real estate	1,694	8	4,446	140
Income tax expense	(25)	(45)	(122)	(162)

Earnings from discontinued operations including noncontrolling interests	710	978	4,679	2,936
Loss (earnings) attributable to noncontrolling interests	(7)	4	(24)	(89)

Earnings from discontinued operations attributable to NNN	$703	$982	$4,655	$2,847

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2012	December 31, 2011
Balance Sheet Summary

Assets:
Cash and cash equivalents	$141,446	$2,082
Receivables, net of allowance	1,220	2,149
Investment in unconsolidated affiliate	—	4,358
Mortgages, notes and accrued interest receivable	29,682	33,428
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	3,565,782	3,211,022
Accounted for using the direct financing method	24,539	26,518
Real estate held for sale	53,361	50,202
Commercial mortgage residual interests	12,508	15,299
Accrued rental income, net of allowance	25,806	25,187
Other assets	79,854	64,184
Total assets	$3,934,198	$3,434,429

Liabilities:
Line of credit payable	$—	$65,600
Mortgages payable, net of unamortized premium	10,873	23,171
Notes payable - convertible, net of unamortized discount	358,561	355,371
Notes payable, net of unamortized discount	1,165,429	894,967
Other liabilities	121,257	91,444
Total liabilities	1,656,120	1,430,553

Stockholders’ equity of NNN	2,276,763	2,002,498
Noncontrolling interests	1,315	1,378
Total equity	2,278,078	2,003,876

Total liabilities and equity	$3,934,198	$3,434,429

Common shares outstanding	109,422	104,755

Gross leasable area, Property Portfolio (square feet)	18,331	16,428

NNN Retail Properties Fund I LLC
(in thousands)
(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15% equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

The joint venture sold all 21 convenience store properties it owned in the third quarter of 2012 for approximately $87.5 million. The investors’ $33.3 million total equity investment produced approximately $61.6 million of total cash distributions from operations and net sale proceeds over the life of the joint venture.

	September 30, 2012	December 31, 2011

Assets:
Cash and cash equivalents	$256	$307
Receivables	—	200
Real estate	—	70,911
Other assets	—	402
	$256	$71,820
Liabilities:
Notes payable	$—	$42,700
Other liabilities	231	65
Total liabilities	231	42,765

Members’ equity	25	29,055

Total liabilities and equity	$256	$71,820

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues:
Rental income	$1,028	$1,565	$4,158	$4,695

Expenses:
General and administrative	254	73	441	259
Real estate	17	4	25	14
Depreciation and amortization	187	369	833	1,106
Interest	124	459	506	1,365
	582	905	1,805	2,744
Gain on disposition of real estate	15,609	—	15,609	—

Net earnings	$16,055	$660	$17,962	$1,951

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2012(1)	2011 (2)
1.	Convenience stores	21.6%	21.4%
2.	Restaurants - full service	11.3%	9.9%
3.	Automotive service	6.4%	5.2%
4.	Automotive parts	5.8%	7.1%
5.	Theaters	4.5%	5.5%
6.	Sporting goods	4.5%	5.4%
7.	Wholesale clubs	3.6%	4.4%
8.	Restaurants - limited service	3.5%	3.6%
9.	Home improvement	3.2%	1.2%
10.	Drug stores	3.2%	3.4%
11.	Consumer electronics	3.1%	3.8%
12.	Recreational vehicle dealers, parts and accessories	2.9%	1.8%
13.	Health and fitness	2.8%	2.8%
14.	Travel plazas	2.3%	2.0%
15.	Family entertainment centers	2.1%	2.1%
16.	Books	1.9%	2.3%
17.	Grocery	1.8%	2.3%
18.	Home furnishings	1.5%	0.9%
19.	General merchandise	1.3%	1.2%
20.	Office supplies	1.2%	1.7%
	Other	11.5%	12.0%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	21.8%	6.	California	4.5%
2.	Florida	9.2%	7.	Ohio	3.5%
3.	Illinois	5.6%	8.	Virginia	3.4%
4.	North Carolina	5.3%	9.	Indiana	3.3%
5.	Georgia	4.6%	10.	Pennsylvania	3.1%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2012.

(2)	Based on the annualized base rent for all leases in place as of September 30, 2011.

National Retail Properties, Inc.
Property Portfolio

Top Tenants

	Properties	% of Total (1)
Pantry	95	6.0%
Susser	86	5.7%
CL Thomas	66	4.8%
AMC Theatre	15	3.8%
Mister Car Wash	62	3.7%
BJ's Wholesale Club	7	3.6%
Best Buy	19	3.0%
Camping World	20	2.9%
LA Fitness	11	2.7%
Gander Mountain	9	2.6%
Pull-A-Part	20	2.4%
Road Ranger	27	2.4%
Bloomin' Brands (Outback)	34	2.3%
Logan's Roadhouse	31	2.2%
Pep Boys	17	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2012	0.3%	6	103,000	2018	4.1%	49	1,108,000
2013	2.2%	34	623,000	2019	2.9%	42	704,000
2014	2.9%	42	582,000	2020	3.5%	92	867,000
2015	2.8%	71	960,000	2021	5.0%	91	791,000
2016	2.0%	39	610,000	2022	8.7%	102	1,091,000
2017	4.0%	47	1,003,000	Thereafter	61.6%	875	9,313,000

(1)	Based on the annual base rent of $335,417,000, which is the annualized base rent for all leases in place as of September 30, 2012.

(2)	As of September 30, 2012, the weighted average remaining lease term is 12 years.

(3)	Square feet.